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                                                                   EXHIBIT 11.1

                              VALLEY MEDIA, INC.
                    COMPUTATION OF NET INCOME PER SHARE
                  (In thousands, except per share amounts)


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
                                                                       FISCAL YEAR ENDED                      NINE MONTHS ENDED
                                                           -----------------------------------------       -----------------------
                                                           MARCH 30,       MARCH 29,       MARCH 28,        DEC. 27,      DEC. 26,
                                                             1996            1997            1998             1997          1998
                                                           ---------       ---------       ---------       ---------     ---------
                                                                                                           (unaudited)
Income before extraordinary loss ......................        1,453             611           2,559           1,892         3,912
Extraordinary loss ....................................                                                                       (723)
                                                           ---------       ---------       ---------       ---------     ---------
Net income ............................................        1,453             611           2,559           1,892         3,189
                                                           ---------       ---------       ---------       ---------     ---------
                                                           ---------       ---------       ---------       ---------     ---------
Weighted average common shares outstanding ............    4,965,375       4,797,193       4,791,864       4,782,447     4,838,413
Dilutive Options ......................................      258,665         334,148         472,006         462,798       716,302
                                                           ---------       ---------       ---------       ---------     ---------
Weighted average shares assuming dilution .............    5,224,040       5,131,341       5,263,870       5,245,245     5,554,715
                                                           ---------       ---------       ---------       ---------     ---------
                                                           ---------       ---------       ---------       ---------     ---------
Earnings per share:
Basic:
  Income before extraordinary loss ....................    $    0.29       $    0.13       $    0.53        $   0.40      $   0.81
  Extraordinary loss ..................................                                                                      (0.15)
                                                           ---------       ---------       ---------       ---------     ---------
  Net income per share ................................    $    0.29       $    0.13       $    0.53        $   0.40      $   0.66
                                                           ---------       ---------       ---------       ---------     ---------
                                                           ---------       ---------       ---------       ---------     ---------
Diluted:
  Income before extraordinary loss ....................    $    0.28       $    0.12       $    0.49        $   0.36      $   0.70
  Extaordinary loss ...................................                                                                      (0.13)
                                                           ---------       ---------       ---------       ---------     ---------
  Net income per share ................................    $    0.28       $    0.12       $    0.49        $   0.36      $   0.57
                                                           ---------       ---------       ---------       ---------     ---------
                                                           ---------       ---------       ---------       ---------     ---------
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